Exhibit 3.245

LIMITED LIABILITY COMP ANY AGREEMENT OF INTERNATIONAL TECHNICAL SERVICES LLC This Limited Liability Company Agreement (this "Agreement") of International Technical Services LLC is entered into by Pride International, Inc., a Delaware corporation, as the sole member (the "Member"). The Member hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.), as amended from time to time (the "Act"), and hereby agrees as follows: 1. Name. The name of the limited liability company is International Technical Services LLC (the "Company"). 2. Purpose; Powers. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act. The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, including such powers and privileges as are necessary or convenient to the conduct of the business, purposes or activities of the Company. 3. Principal Business Office. The principal business office of the Company shall be located at such location within the State of Delaware or elsewhere as may hereafter be determined by the Member from time to time. 4. Registered Office. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. 5. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. 6. Member. The Member was admitted as a member of the Company upon its execution of this Agreement. The name and the business, residence or mailing address of the sole Member is as follows: Pride International, Inc. Address 5847 San Felipe, Suite 3300 Houston, Texas 77057

7. Limited Liability. Except to the extent provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, in tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and neither the Member nor any Officer (as defined below) or "authorized person" (within the meaning of the Act) of the Company shall be obligated or have any liability personally for any such debt, obligation or liability of the Company solely by reason of being a member, Officer or "authorized person" of the Company. 8. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law. 9. Management. In accordance with Section 18-402 of the Act, management of the Company shall be vested in the Member. The Member shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes of the Company described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Delaware. The Member has the authority to bind the Company. Notwithstanding any other provision of this Agreement, the Member is authorized to execute and deliver any document on behalf of the Company without any vote or consent of any other person or entity. 10. Officers. Officers of the Company, including a President, any number of Vice Presidents, a Treasurer, a Secretary, and any number of Assistant Treasurers and Assistant Secretaries ( each an "Officer"), may be appointed and removed, with or without cause, as decided from time to time by the Member. Officers of the Company shall have such authority and perform such duties in the management of the Company as generally pertain to their respective offices and shall have such other powers as delegated by the Member. Any Officer appointed by the Member may be an employee of the Member or any affiliate of the Member. Each Officer of the Company is an agent of the Company's business and, except as otherwise expressly provided herein, each Officer may bind the Company in accordance with authority set forth in this Agreement or vested in a resolution of the Member. Each Officer appointed by the Member shall be an "authorized person" within the meaning of the Act, with authority to execute, deliver and file the Certificate of Formation and all other certificates (and any amendments and/or restatements thereof) required or permitted by the Act to be filed with the Secretary of State of the State of Delaware. 11. Other Business. The Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement. 12. Exculpation and Indemnification. Neither the Member nor any Officer, authorized person, employee or agent of the Company nor any employee, representative, agent or affiliate of the Member (collectively, the "Covered Persons") shall be liable to the Company, or any other person or entity who has an interest in the Company, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on -2-

( behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that such Covered Person shall be liable for any such loss, damage or claim incurred by reason of the such Covered Person's willful misconduct. To the fullest extent permitted by applicable law, each Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that neither the Member nor any other Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 12 shall be provided out of and to the extent of Company assets only, and the Member shall not have personal liability on account thereof. 13. Assignment. The Member may assign or pledge in whole or in part its limited liability company interest. If the Member transfers all of its interest in the Company pursuant to this Section, the transferee shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the transfer, and, immediately following such admission, the transferor member shall cease to be a member of the Company. 14. Resignation. If the Company in the future has more than one member, any member may resign from the Company with the written consent of the remaining members. 15. Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the written consent of all persons who are then members. 16. Capital Contributions. The Member may, but shall not be required to, make capital contributions in the future. Any contributions may be in the form of cash, securities or tangible assets at the option of the Member. 17. Interest. No interest shall be paid by the Company on capital contributions. 18. Allocation of Profits and Losses. The Company's profits and losses shall be allocated in proportion to the capital contribution of the members. 19. Dissolution. (a) The Company shall dissolve and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Member and all future members, if any, (ii) the retirement, resignation or dissolution of the Member and all other future members, if any, or the occurrence of any other event which terminates the continued membership of the Member and all future members, if any, in the Company, unless the business of the Company is continued in a manner permitted by the Act, or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. -3-

( (b) The bankruptcy of the Member or any future member will not cause such member to cease to be a member of the Company and, upon the occurrence of such an event, the business of the Company shall continue without dissolution. ( c) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act. 20. Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal. 21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement. 22. Entire Agreement. This Agreement constitutes the entire agreement of the Member, and, if admitted to the Company, all future members of the Company, with respect to the subject matter hereof and all previous limited liability company agreements of the Company are revoked, terminated and rendered nugatory by the adoption of this Agreement by the Member. 23. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws or principles), all rights and remedies being governed by said laws. 24. Amendments. This Agreement may not be modified, altered, supplemented or amended, except pursuant to a written agreement executed and delivered by the Member and all other persons, if any, who are then members of the Company. 25. Headings. The headings of the provisions of this Agreement are inserted for convenience of reference and are not intended to describe, interpret, define or limit the scope or intent of this Agreement or any provision hereof. 26. Waivers. No waiver of any right under this Agreement shall be effective unless evidenced in writing and executed by the person or entity entitled to the benefits thereof. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent another act or omission, which would have originally constituted a violation, from having the effect of an original violation. 27. Beneficiaries. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any creditor of the Company or by any creditor of the Member. Nothing in this Agreement shall be deemed to create any right in any person or entity ( other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third person or entity ( other than Covered Persons). -4-

( The undersigned, being the sole Member of the Company, hereby certifies that the foregoing Agreement is the Limited Liability Company Agreement of the Company, that such Agreement has been duly adopted and is binding on the Company and its Member, and that such Member agrees to be bound by the terms of the foregoing Agreement. EXECUTED to be effective as of the 23 rd day of August, 2007. -5- PRIDE INTERNATIONAL, INC. By: Ll- w. Gregory o Senior Vice esident, General Counsel and Secretary